Exhibit 99.1
Upland Software Appoints Jennifer Simon as Chief Financial Officer
Veteran finance executive with two decades of software and private equity-backed leadership experience to join Upland effective August 17

AUSTIN, Texas — (BUSINESS WIRE) — Upland Software, Inc. (Nasdaq: UPLD) (the "Company" or "Upland"), a provider of enterprise intelligence that turns knowledge, content, and data into actionable AI-powered outcomes, today announced the appointment of Jennifer Simon, CPA, as Chief Financial Officer, effective August 17, 2026. Jennifer will lead Upland's global finance organization, reporting to President and Chief Executive Officer Sean Nathaniel.
Jennifer brings more than 20 years of finance leadership across software, technology, and private equity-backed environments. She joins Upland from NextGen Healthcare, where she served as Senior Vice President of Finance. Immediately prior, she spent more than three years at Quest Software, a $1 billion private equity-backed global software company much like Upland, rising from Vice President of Finance to Interim CFO. There she drove $120 million in cost savings, built the company's ARR and SaaS metrics reporting, led diligence across multiple M&A processes, and executed a debt restructuring. She also previously served as Chief Financial Officer of Community Impact Newspaper, where she helped scale the company from 20 to 41 markets. She is a Certified Public Accountant with a Master's in Professional Accounting from the University of Texas at Austin.
In the role, Jennifer will oversee financial planning and analysis, accounting, treasury, tax, and investor relations, working closely with Upland's leadership team to strengthen financial and operating discipline, support effective capital allocation and investment decisions, and advance the Company's strategic priorities. Jennifer’s appointment comes as Upland sharpens its strategic focus to its core intelligence domains of knowledge, content, and data, prioritizing disciplined capital allocation as the Company invests in AI-driven product innovation and strengthens its balance sheet.
"Since becoming CEO, my focus has been on sharpening our strategy, simplifying how we operate, and strengthening our leadership team," said Sean Nathaniel, President and Chief Executive Officer of Upland Software. "Jennifer's appointment marks an important milestone in that work. She brings significant software transformation experience, financial discipline, and a strong operating perspective. I look forward to partnering with her as we build a more focused and agile organization, thoughtfully apply AI across our products and operations, and strengthen business performance."
"I am excited to join Upland at an important point in its transformation," said Jennifer Simon. "Upland has strong customer relationships, a portfolio of mission-critical products, and meaningful opportunities ahead. I look forward to partnering with Sean and the leadership team to strengthen execution and create long-term value for our customers and shareholders."
Jennifer succeeds Mike Hill, one of Upland's founding team members, who will retire from his role as Chief Financial Officer following an illustrious career with the Company. Prior to his departure, Mike has partnered closely with CEO Sean Nathaniel to support his transition into the CEO role.

About Upland Software
Upland Software (Nasdaq: UPLD) provides an intelligence layer that unifies and contextualizes enterprise knowledge, content, and data, turning isolated information into actionable outcomes for every human and agent. More than 1,100 enterprise customers rely on Upland's deep domain expertise to drive measurable, value-add outcomes, unlocking the full potential of AI as their organizations evolve. For more information, visit www.uplandsoftware.com.

Forward-Looking Statements
Certain statements in this press release constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated. For additional information, please refer to Upland's filings with the Securities and Exchange Commission.

Contacts:
Investor Relations Contact:
Michael D. Hill
512-960-1031
investor-relations@uplandsoftware.com

Media Contact:
Lloyd Berry
512-960-1010
media@uplandsoftware.com
Source: Upland Software, Inc.